GREIF, INC.

POWER OF ATTORNEY
FOR
FORMS 3, 4, AND 5 FILINGS

The undersigned, an officer and/or director of Greif, Inc., a Delaware corporation (the Company), hereby constitutes and appoints Gary R. Martz, John
K. Dieker, and Robert S. Zimmerman, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in any and all of my capacities for the Company, to sign all Forms 3, 4, or 5 required to be filed by me with the Securities and Exchange Commission (the
Commission) pursuant to Section 16(a) of the Securities Exchange Act of 1934 and
the rules and regulations promulgated thereunder, including any and all amendments to any of the foregoing, relating to the Company, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

 The undersigned has executed and delivered this Power of Attorney on the date set forth below.

Dated:   11/5/04  /s/ Trevor J. Armstrong
    Signature of Officer/Director

    Trevor J. Armstrong, Senior Vice President - Europe
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